EXHIBIT 23.1

Consent of Mantyla, McReynolds & Associates, Independent Public Accountants

         [Letterhead of Mantyla, McReynolds & Associates]


Board of Directors
Mason Oil Company, Inc.

Gentlemen:

     As independent public accountants, we consent to the incorporation by reference in Form S-8 of our report dated March 27, 1996, which is contained in the Form 10-SB-A1 Registration Statement of Mason Oil Company, Inc., filed with the Securities and Exchange Commission on May 14, 1996, relating to the consolidated financial statements for the years ended December 31, 1995 and December 31, 1994.

MANTYLA, MCREYNOLDS & ASSOCIATES


By:  /s/ Kim McReynolds, CPA
    ---------------------------

Salt Lake City, Utah
March 25, 1997
































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